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                                                                    EXHIBIT 10.1

                                    AGREEMENT

          This Agreement (together with the Exhibits hereto, the "Agreement"), dated as of April 19, 2002, is by and among (a) Williams Communications Group, Inc. ("WCG"), Williams Communications, LLC ("WCLLC"), CG Austria, Inc. ("CGA"), and each of WCG's other undersigned direct or indirect subsidiaries (collectively, with WCG , WCLLC and CGA, the "Company"); (b) each of the undersigned holders in their capacities as described in the attached signature page (each, a "Noteholder") of certain of WCG's 10.70% Senior Redeemable Notes due 2007, 10.875% Senior Redeemable Notes due 2009, 11.70% Senior Redeemable Notes due 2008, and 11.875% Senior Redeemable Notes due 2010, in each case issued by WCG (collectively, the "Notes"), and (c) each of the undersigned lenders (collectively, the "Consenting Lenders") party to that certain Amended and Restated Credit Agreement dated as of September 8, 1999, as amended, restated, supplemented or modified from time to time (the "Credit Agreement") among WCLLC, as Borrower, WCG and CGA, each as a Guarantor, the lenders party thereto (collectively, "Lenders"), and Bank of America, N.A., as Administrative Agent (the "Agent") for the Lenders and certain other parties. The Company, each Noteholder, each Consenting Lender, and the Agent are referred to herein collectively as the "Parties".

          WHEREAS The Williams Companies, Inc. ("TWC") and WCG are parties to a letter agreement dated as of February 23, 2002, pursuant to which, among other things, TWC agreed to support the implementation of the restructuring of the Company's obligations to its creditors (the "Restructuring") through the prosecution and confirmation of a plan of reorganization in accordance with the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

          WHEREAS the Parties have engaged in good faith negotiations with the objective of reaching agreement concerning the Restructuring; and

          WHEREAS the Parties now desire to enter into this Agreement to further implement the Restructuring through (1) certain modifications to the Credit Agreement; (2) the commencement of cases with respect to WCG and CGA (collectively, the "Chapter 11 Case") under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York or such other bankruptcy court with proper jurisdiction (the "Bankruptcy Court"); and (3) the prosecution of a plan of reorganization containing terms substantially similar in all material respects with the provisions set forth in this Agreement and the Exhibits hereto (the "Plan").

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned Parties hereby agrees as follows:

1. INTERIM AMENDMENT AND CASH COLLATERAL ORDER. Prior to the entry of an order for relief under chapter 11 of title 11 of the Bankruptcy Code in the Chapter 11 Case, each of the Consenting Lenders, WCG and WCLLC will execute and deliver an interim amendment to the Credit Agreement substantially in the form annexed hereto as Exhibit "A" (the "Interim Amendment"). The Parties further agree that they (a) will not challenge, or support a challenge to, the validity or enforceability of the Interim

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     Amendment and (b) will support the entry or of an order authorizing WCG's and CGA's use of cash collateral on the terms described in, and substantially in the form of, Exhibit "B" hereto (the "Cash Collateral Order").

2. AMENDED CREDIT AGREEMENT. Subject to satisfaction of the conditions set forth herein and in the Exhibits hereto, the Company and each of the Consenting Lenders agrees to execute an amended and restated Credit Agreement that is consistent in all material respects with the terms set forth in Exhibit "C" hereto (the "Amended Credit Agreement") and to deliver such agreement on the effective date of the Plan (the "Consummation Date"). The Parties agree that (a) the Plan will authorize WCG's and CGA's entry into the Amended Credit Agreement; and (b) the Plan will be consistent with the terms and conditions of the Amended Credit Agreement.

3. CONSENTING LENDER AMENDMENT FEE. On the Effective Date (as such term is hereinafter defined), WCLLC will pay indefeasibly in cash to the Agent for the pro rata benefit of the Consenting Lenders, a fully-earned, non-refundable fee in the aggregate amount of $7.904 million (the "Consenting Lender Amendment Fee"). Further, the Parties waive and release any right to challenge or object to in any respect the Consenting Lender Amendment Fee.

4. PREPAYMENT OF AMORTIZATION. (a) On the Effective Date, WCLLC will prepay, indefeasibly in cash, $200 million of the outstanding principal balance under the Credit Agreement (the "Initial Payment"); and (b) on the Consummation Date, WCLLC will prepay, indefeasibly in cash, $250 million of the outstanding principal balance under the Credit Agreement (the "Subsequent Payment"), provided, however, that if the Extension Payment (as such term is herein defined) is paid on July 15, 2002, the Subsequent Payment shall be reduced to $200 million. All of the payments under the Credit Agreement set forth in this paragraph shall be applied to the next scheduled amortization payments under the Credit Agreement, in chronological order. The Parties waive and release any right to challenge or object to, in any respect, the making by WCLLC of the Initial Payment, the Subsequent Payment or the Extension Payment and under no circumstance shall the Consenting Lender Amendment Fee, the Initial Payment, the Subsequent Payment, the Extension Payment or any other fee or amount paid by WCLLC under or in connection with this Agreement or the Initial Amendment be subject to repayment, reallocation or return by the Agent, the Consenting Lenders or the Lenders, as the case may be.

5. TREATMENT OF CLAIMS UNDER THE PLAN. The Parties agree to the following treatment of certain claims (as such term is defined under section 101 of the Bankruptcy Code, "Claims") under the Plan:

     (a) GENERAL UNSECURED CLAIMS. In full satisfaction of all Claims that are unsecured prepetition non-priority Claims and that have become allowed Claims in the Chapter 11 Case ("Unsecured Claims"), each holder thereof shall receive a pro rata share of 100% of the new common stock (the "New Common Stock") of WCG, as reorganized under the Plan ("Reorganized WCG").

     (b) CLAIMS ARISING UNDER THE WCG AND CGA GUARANTIES. The guaranties of WCG and CGA of WCLLC's obligations under the Credit Agreement will be unimpaired by the Plan (except as otherwise agreed to by that portion of the

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          Consenting Lenders which constitute Required Lenders (as herein defined) in their sole discretion) on the Consummation Date. In addition, the Administrative Agent, for itself and on behalf of the Lenders, shall retain its liens upon the collateral securing such guaranties unaffected by the Plan or any order entered in the Chapter 11 Case.

     (c) SECURITIES CLAIMS. To the fullest extent permitted under section 510(b) of the Bankruptcy Code, holders of Claims arising from rescission of a purchase or sale of the WCG preferred stock, or the WCG common stock (collectively, the "WCG Securities"), for damages arising from the purchase or sale of WCG Securities, or for reimbursement or contribution on account of such Claims, shall receive no distribution under the Plan and such claims shall be discharged.

6. GOVERNANCE OF REORGANIZED WCG. The Plan will provide for a nine-person board of directors for Reorganized WCG, to be initially comprised of the CEO, at least two current directors selected by the current board of directors of WCG and six directors who will be selected by the members of the official committee of unsecured creditors appointed in the Chapter 11 Case (the "Creditors' Committee").

7. PURSUE PLAN PROCESS. WCG and CGA agree that, pursuant to section 1125 of the Bankruptcy Code, they shall file and use their reasonable best efforts to obtain approval by the Bankruptcy Court of a disclosure statement and other solicitation materials in respect of the Plan (collectively, the "Disclosure Statement"), which shall be reasonably acceptable to the Required Lenders, the Required Noteholders and the Company, and, pursuant to section 1129 of the Bankruptcy Code, use their commercially reasonable efforts to obtain confirmation and consummation of the Plan as soon as practicable. WCG and CGA agree that, promptly after the commencement of the Chapter 11 Case, they will file a motion for an order authorizing the assumption of this Agreement pursuant to section 365 of the Bankruptcy Code and shall diligently prosecute such motion in good faith.

8. VOTE FOR PLAN. Subject to the terms and conditions of this Agreement, each of the undersigned Noteholders and Consenting Lenders (each a "Holder" and, collectively, the "Holders") agrees that, so long as it remains obligated under this Agreement, and subject to the receipt of a Disclosure Statement that contains information not materially different from that previously provided to the initial signatories hereto and that is approved by the Bankruptcy Court as containing "adequate information" under section 1125 of the Bankruptcy Code:

     (a) to the extent a Holder's Claim is impaired, in connection with any solicitation of ballots by WCG and CGA with respect to the Plan, it will vote all of its Holdings (as such term is defined hereinafter) to accept the Plan by delivering its duly executed and completed ballot accepting the Plan, and will not change or withdraw (or cause to be changed or withdrawn) such votes(s);

     (b) it will not (i) object to the Plan or (ii) propose, file, support or vote for any restructuring, workout, or plan of reorganization for WCG and CGA other than the Plan;

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     (c)  it will vote against any restructuring, workout or plan of reorganization relating to WCG and CGA other than the Plan;

     (d) each Noteholder agrees that it will not (nor will it encourage any other person to) delay, impede, or take any other action to interfere, directly or indirectly, in any respect with acceptance or implementation of the Plan and that it will not object to the separate classification of allowed Claims arising under the Notes (other than those subordinated pursuant to section 510(b) of the Bankruptcy Code) from all other allowed Claims; and

     (e) each Consenting Lender agrees that, effective upon consummation of the Plan, the Agent shall, and is hereby authorized to, waive any and all super priority Claims under the Cash Collateral Order;

provided, however, that no Holder shall be barred by this Agreement from objecting to approval of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code if such Holder believes in good faith that the proposed Disclosure Statement lacks "adequate information" (as such term is defined in section 1125(a)(1) of the Bankruptcy Code) or contains a material misstatement or omission.

9.        CLAIM HOLDINGS AND TRANSFERS; PARTICIPATION RIGHT

     (a) Each of the undersigned Noteholders represents that with respect to the Claim or Claims against WCG in the principal amount set forth on such Noteholder's signature page (the "Note Holdings"), it is the beneficial owner and/or the investment advisor or manager on behalf of the beneficial owner of such Holdings with the power to vote and dispose of such Holdings in accordance with this Agreement on behalf of such beneficial owners.

     (b) Each of the undersigned Consenting Lenders represents that it is (i) the owner and/or the investment advisor or manager on behalf of the owner of a Claim arising under the Credit Agreement (a "Credit Agreement Claim" and, together with Note Holdings, "Holdings") in the principal amount set forth opposite its name in Exhibit "D" attached hereto.

     (c) From the Effective Date until the Consummation Date, each Holder agrees that it will not sell, pledge, assign, hypothecate, or otherwise transfer any Holdings, and such attempted sale, pledge, assignment, hypothecation, or other transfer shall be void and without effect, unless the transferee executes and delivers to each of the Noteholders, counsel to WCG and counsel to the Agent (such counsel being the counsel designated in Section 23) a counterpart signature page to this Agreement, thereby agreeing to be bound by all of the terms of this Agreement with respect to the Holdings being transferred.

     (d) This Agreement shall in no way be construed to preclude a Noteholder from acquiring additional Notes or other Claims against WCG or CGA and the provisions of this Agreement, including without limitation, the restrictions on transfer set forth in Section 9(c), shall not be applicable to any such additional Notes. However, to the extent the undersigned Noteholder is the beneficial owner of, or has control over an affiliate that is the beneficial owner of Notes other than Note Holdings on the record date established for voting on acceptance or rejection of the Plan, it shall vote such additional Notes to accept the Plan, subject to the

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          satisfaction of the terms and conditions set forth in Section 8(a)
          (including the lead-in paragraph thereto).

     (e) The Plan will provide that WCG and/or WCLLC, in connection with procuring the New Investment (as herein defined), will offer each Noteholder that has Note Holdings of at least $125 million and that has delivered to WCG a signature page to this Agreement on or before April 22, 2002 and TWC (collectively, the "Lock-Up Parties") the right to invest (the "Additional Investment") up to an additional $150 million (above the amount of the New Investment) on the same terms and conditions as the New Investment, subject to dilution by the Additional Investment. If the Additional Investment is oversubscribed, participation shall be pro rated among the Lock-Up Parties based on the amount of New Common Stock to be issued to them upon consummation of the Plan. The rights contained in this paragraph are not transferable.

     (f) The Plan will provide that WCG, for a period of two years commencing on the Consummation Date, will provide ROFO Eligible Parties (as hereinafter defined) a Right of First Offer (as hereinafter defined) with respect to any public or qualifying private issuance (as hereinafter defined) of debt or equity securities (including equity-linked securities) by WCG involving amounts (in any individual transaction or series of related transactions) aggregating in excess of $50 million (a "Covered Issuance"). For this purpose, a "qualifying private issuance" shall mean a straight issuance of debt or equity securities not involving a strategic partnering with a key customer or supplier. As used herein, a "ROFO Eligible Party" shall mean any Noteholder that has delivered to WCG a signature page to this Agreement on or before April 22, 2002 or TWC, as to which all of the following conditions have been satisfied: (i) the Noteholder or TWC, as the case may be, shall have elected to be treated as a ROFO Eligible Party in connection with voting on the Plan and shall have made a one-time qualifying payment to WCG in the amount of $100,000 and (ii) at the time any Right of First Offer is made it holds (A) in the case of a Noteholder, New Common Stock in an amount equal to the greater of (x) 50% of the New Common Stock issued in respect of the Holdings set forth opposite the Noteholder's signature to this Agreement, and (y) 50% of the New Common Stock issued in respect of the Notes voted by the Noteholder to accept the Plan, and (B) in the case of TWC, New Common Stock in an amount equal to 50% of the New Common Stock, if any, issued to TWC under the Plan. As used herein, a "Right of First Offer" shall require WCG to offer (the "Offer") to ROFO Eligible Parties the first right to subscribe to a Covered Issuance on such terms and conditions as shall be set forth by WCG in a written notice accompanying the Offer. In the case of a Covered Issuance that is a qualifying private issuance (a "Private Issuance Offer") as to which the ROFO Eligible Parties have only partially subscribed (with the amount subscribed being herein the "Partial Subscription Amount"), WCG shall be free to pursue the Private Issuance Offer with third parties; provided, however, that WCG shall seek to permit the ROFO Eligible Parties to participate to the extent of the Partial Subscription Amount, and, if necessary to accommodate such participation, will increase the size of the Private Issuance Offer (it being understood that WCG shall not be obligated to make such participation available if it would cause the Private Issuance Offer to be unacceptable to third parties); provided, further, that

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          if the terms of the Private Issuance Offer that relate to equity of
          WCG, if any, as negotiated with the third party investors are materially improved (from the standpoint of the investors), WCG will offer the ROFO Eligible Parties the right to invest collectively up to 25% of the amount invested by the third party investors on the same terms and conditions as the third parties. In the case of a Covered Issuance that is a public offering as to which the ROFO Eligible Parties have only partially subscribed, WCG will be free to offer and sell to third parties that portion of the offering which was not subscribed to by the ROFO Eligible Parties and there will be no further obligation on WCG's part to make an Offer to the ROFO Eligible Parties in respect of such Covered Issuance. To the extent any Offer is oversubscribed by the ROFO Eligible Parties, participation in the Offer shall be pro rated among the ROFO Eligible Parties based on their respective holdings of New Common Stock at the time of the Offer. The rights of a ROFO Eligible Party shall not be transferrable.

     (g) In consideration for agreeing to be bound herein, and not to sell or transfer their holdings of Notes (except as provided herein), the Noteholders will receive a pro rata share of 5% of the equity to be provided to the class of holders of Notes, provided however that the Plan ballots shall provide a separate check off whereby members of the Noteholders Class can vote to disapprove such additional equity issuance, and provided further that the Bankruptcy Court must find that such additional equity issuance does not constitute unfair discrimination with respect to the remaining members of the class of Noteholders or otherwise cause the Plan to fail to comply with any other requirement of section 1129 of the Bankruptcy Code.

10. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective until such time as each of the following conditions have been satisfied (the "Effective Date"):

     (a) The receipt by WCG of the signatures to this Agreement by sufficient numbers of the Consenting Lenders which comprise "Required Lenders" (as such term is defined under the Credit Agreement) (the "Required Lenders");

     (b) The execution and delivery by the Required Lenders and the Company of the Interim Amendment;

     (c) The receipt by WCG of the signatures to this Agreement by Noteholders whose Holdings as of the date hereof collectively comprise at least $875 million in face amount of Notes;

     (d) Execution of this Agreement by WCG, WCLLC and the undersigned subsidiaries; and

     (e) The payments required by Section 3 and Section 4(a) having been received by the Agent.

11. TERMINATION EVENTS. This Agreement shall automatically terminate if any of the following events occur (except with respect to Sections 11(b) and 11(i), as to which if the

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     event specified therein occurs, this Agreement shall terminate at 5:00 p.m.
     Eastern Time on the second business day after such event has occurred)
     (each a "Termination Event"):

     (a) The Consummation Date of the Plan shall have not occurred on or before July 15, 2002; provided that a termination pursuant to this Section 11(a) shall not occur prior to October 15, 2002 if, on or before July 15, 2002, (i) WCLLC shall have prepaid indefeasibly in cash $50 million of the outstanding principal balance under the Credit Agreement (the "Extension Payment") (which payment will be in addition to the Initial Payment required pursuant to Section 4(a)), (ii) EBITDA for April 2002, May 2002 and June 2002 shall not, in the aggregate, be more than $50,000,000 less than the EBITDA set forth in the Budget (as such term is defined in the Interim Amendment) for the same three (3) month period (i.e., negative $81,000,000); (iii) WCG and CGA shall have filed the Plan and proposed Disclosure Statement with the Bankruptcy Court, (iv) a date for a hearing before the Bankruptcy Court to consider approval of the Disclosure Statement shall have been set by the Bankruptcy Court, and (v) WCG and CGA shall be prosecuting such Plan in good faith toward confirmation (it being agreed that any payment by WCLLC pursuant to this Section 11(a) shall be applied to the next scheduled amortization of payments, in chronological order and shall reduce dollar-for-dollar the amount required to be paid by WCLLC as a Subsequent Payment pursuant to Section 4(b)); provided, further, however, that such extension shall automatically terminate if another Termination Event pursuant to this Section 11 shall occur at any time during such extension from July 15,2002 to October 15, 2002; or

     (b) The Plan proposed by WCG and CGA contains terms that are materially inconsistent with, or are less favorable to the Party or Parties than, the terms and conditions of this Agreement, or the Plan is amended, modified, or supplemented in any way that makes it materially inconsistent with, or less favorable to the Party or Parties than, the terms and conditions of this Agreement; or

     (c) WCG and CGA shall have failed to file a motion in the Chapter 11 Case on or by April 30, 2002 seeking to assume this Agreement; or

     (d) On or before the Voting Deadline as such term shall be defined in the Disclosure Statement, WCG shall not have procured a commitment from a qualified investor to invest $150 million in WCG or WCLLC, which investment will be committed to be fully and irrevocably funded on the Consummation Date and will have such terms and conditions that are in all material respects acceptable to that portion of the Consenting Lenders which constitute Required Lenders and in all material respects reasonably acceptable to the Creditors' Committee (such investment, the "New Investment"); or

     (e) WCG and CGA shall have failed to file the Plan and the Disclosure Statement on or before May 20, 2002; or

     (f) The Cash Collateral Order is not entered by the Bankruptcy Court by May 20, 2002, or WCG's and CGA's authorization to use cash collateral is terminated at any time without the consent of the Agent, acting at the direction of the Consenting Lenders which constitute the Required Lenders; or

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     (g)  Any Event of Default (as such term is defined in the Credit Agreement)
          under the Credit Agreement occurs and is continuing without waiver by the Lenders required pursuant to Section 10.02 of the Credit
          Agreement; or

     (h) (i) The Company shall seek an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction to affect adversely or alter in any respect the rights or remedies of, or to stay the exercise of the rights or remedies of, the Agent or the Lenders with respect to WCLLC or its property (including by asserting that any stay or injunction in the Chapter 11 Case, under section 362 of the Bankruptcy Code or otherwise, that affects the Agent's or the Lenders' respective rights or remedies with respect to WCLLC or its property) or (ii) the Bankruptcy Court or any court of competent jurisdiction enters any such order or judgment sought by the Company or any other entity, in which case, this Agreement shall automatically terminate immediately prior to the entry of such an order or judgment; or

     (i) If WCG and CGA shall have failed to propose in the Plan the separate classification of allowed Claims arising under the Notes (other than those subordinated pursuant to section 510(b) of the Bankruptcy Code) from all other allowed Claims.

Notwithstanding anything in this Section 11 to the contrary, this Agreement shall automatically terminate on October 15, 2002 without the requirement of any further action by any of the Parties hereto.

If the Bankruptcy Court enters an order authorizing WCG and CGA to assume this Agreement, then the introductory clause of this Section 11 and the second proviso in Section 11(a) shall be deemed to be modified to (a) require a Party (in the case of the Consenting Lenders, by the Agent at the direction of those Consenting Lenders that constitute the Required Lenders and, in the case of the Noteholders, by the informal committee of Noteholders (the "Informal Noteholders Committee") at the direction of the Required Noteholders) to give written notice of termination of this Agreement to the other Parties in order for a termination pursuant to this Section 11 to become effective (which termination will become effective upon delivery of such written notice) and (b) to delete in its entirety the following language: "(except with respect to Sections 11(b) and 11(i), as to which if the event specified therein occurs, this Agreement shall terminate at 5:00 p.m. Eastern Time on the second business day after such event has occurred)" from the introductory clause of this Section 11. For purposes of this Agreement, "Required Noteholders" means holders of not less than 51% in principal amount of the Note Holdings of the Noteholders.

12. EFFECT OF A TERMINATION OF THIS AGREEMENT. Upon termination of this Agreement pursuant to Section 11, this Agreement will be void and of no further force and effect except that Sections 1, 3, 4(a), the last sentence of Section 4 (except with respect to the Extension Payment, unless made, or the Subsequent Payment) and 17 through 29 will survive any termination of this Agreement and remain in full force and effect.

13. GOOD FAITH NEGOTIATION OF DOCUMENTS. Each of the Parties hereby covenants and agrees to negotiate in good faith the definitive documents relating to this Agreement, including the Plan and Disclosure Statement.

14. REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants to each other that:

     (a) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

     (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

     (c) The execution, delivery, and performance of this Agreement does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates, or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates, or (ii) conflict with, result in a breach of, or constitute (with due notice or a lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party or under its certificate of incorporation or bylaws or other organizational documents;

     (d) The execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to federal, state, or other governmental authority, regulatory body, except such filings as may be necessary or required for disclosure by the Securities Exchange Commission.

     (e) This Agreement is the legally valid and binding obligation of it, enforceable against it (in the case of Agent, only in its capacity as a Lender) in accordance with the Agreement's terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally, or by equitable principles relating to enforceability.

15. SPECIFIC PERFORMANCE. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.

16. APPOINTMENT TO A CREDITORS' COMMITTEE. Notwithstanding anything herein to the contrary, if any Noteholder is appointed to and serves on a Creditors' Committee, the terms of this Agreement shall not be construed to limit such Noteholder's exercise of its fiduciary duties to any person arising from its service on a Creditors' Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement, provided, however, that a Noteholder's service on a Creditors' Committee shall not affect the continuing validity and enforceability of this Agreement, or modify or limit such Noteholder's obligations under this Agreement, including its obligation to vote to accept the Plan and related obligations contained in Section 8 of this Agreement. To the extent that a formal Creditors' Committee is constituted, the Parties agree to cooperate in the appointment of the members of the Informal Noteholders Committee as the members of the Creditors' Committee.

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17.       SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives. The agreements, representations, and obligations of the Parties to this Agreement are several only and not joint in any respect.

18. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

19. PRIOR AGREEMENTS. This Agreement supersedes all prior negotiations and agreements among the Parties with respect to the matters set forth herein.

20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York.

21. VENUE. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought
     (a) in the Bankruptcy Court if the Chapter 11 Case has been commenced, or
     (b) in a court of competent jurisdiction located in the City of New York if the Chapter 11 Case has not been commenced. Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum; provided, however, that this paragraph shall not apply with respect to WCLLC or any subsidiaries of WCG or CGA that are guarantors, their property or the rights or remedies of the Agent or the Lenders under the Credit Agreement or other applicable law.

22. PERSONAL JURISDICTION. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of (a) the Bankruptcy Court if the Chapter 11 Case has been commenced, or (b) a court of competent jurisdiction located in the City of New York if the Chapter 11 Case has not been commenced, for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

23. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or facsimile to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

     (a)  if to the Company:

          Williams Communications Group, Inc.
          One Technology Center
          Tulsa, Oklahoma 74103
          Attention: David Newsome
          Facsimile: (918) 588-2269

          With a copy to counsel for the Company:

          Jones, Day, Reavis & Pogue
          222 East 41st Street
          New York, New York 10017
          Attention: Corinne Ball
          Facsimile: (212) 755-7306

     (b)  if to the Noteholders:

          Kirkland & Ellis
          777 S. Figueroa Street
          Los Angeles, California 90017
          Attention: Richard Lee Wynne
          Facsimile: (213) 680-8500

     (c)  if to a Consenting Lender or the Agent:

          Bank of America, N.A.
          901 Main St., 66th Floor
          Dallas, Texas 75202
          Attention: Jack Woodiel
          Facsimile: (214) 209-0955

          With a copy to counsel for the Agent:

          Clifford Chance Rogers & Wells
          200 Park Avenue
          New York, New York 10166
          Attention: Margot B. Schonholtz
          Facsimile: (212) 878-8375

24. HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

25. AMENDMENTS. This Agreement may not be modified, amended, or supplemented except in writing signed by the Company, the Agent acting at the direction of that portion of the Consenting Lenders that constitute the Required Lenders and the Required Noteholders, provided, however, that the terms and provisions of the Credit Agreement and the Interim Amendment may be modified, amended, or supplemented pursuant to and in accordance with
     Section 10.02 of the Credit Agreement, and the Cash Collateral Order may be modified by WCG and the Required Lenders with the approval of the Bankruptcy Court.

26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

27. NO WAIVER OF PARTICIPATION AND RESERVATION OF RIGHTS. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Agent, the Consenting Lenders and Noteholders to protect and preserve its rights, remedies and interests, including without limitation, its Claims against WCG or its full participation in any bankruptcy case filed by WCG or any of its affiliates and subsidiaries. If the transactions contemplated by this Agreement or in the Plan are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights, except to the extent specified in Section 12 hereof.

28. ACKNOWLEDGEMENT. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan. Each of the Noteholders' votes and, to the extent the Consenting Lenders agree that their Claims are impaired, the Consenting Lenders' votes, will not be solicited until such Noteholder or Consenting Lender has been served with a Disclosure Statement that has been approved by the Bankruptcy Court.

29. INTERPRETATION. This Agreement is the product of negotiations among the Agent, the Consenting Lenders, WCG, and the Informal Noteholders Committee, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly-authorized officer as of the date first written above.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                       By: /s/ Scott E. Schubert
                                           -------------------------------------
                                       Name: Scott E. Schubert
                                       Title: Chief Financial Officer

                                       WILLIAMS COMMUNICATIONS, LLC

                                       By: /s/ Scott E. Schubert
                                           -------------------------------------
                                       Name: Scott E. Schubert
                                       Title: Chief Financial Officer

                                SUBSIDIARIES:

                                CRITICAL CONNECTIONS, INC.
                                WCS COMMUNICATIONS SYSTEMS, INC.
                                WCS, INC.
                                WILLIAMS COMMUNICATIONS VIRGINIA, INC.
                                WILLIAMS COMMUNICATIONS OF PROCUREMENT, L.L.C. WILLIAMS COMMUNICATIONS OF PROCUREMENT, LP
                                CG AUSTRIA, INC.
                                WILLIAMS LEARNING NETWORK, INC.
                                WILLIAMS LOCAL NETWORK, LLC
                                WILLIAMS TECHNOLOGY CENTER, LLC
                                WILLIAMS COMMUNICATIONS MANAGED SERVICES, L.L.C. WILLIAMS COMMUNICATIONS MANAGED SERVICES OF
                                   CALIFORNIA, INC.

                                By: /s/ Scott E. Schubert
                                    -------------------------------------
                                Name: Scott E. Schubert
                                Title: Chief Financial Officer

                                CONSENTING LENDERS:

                                SIGNATURE BLOCK OMITTED;

                                [EXECUTED BY EACH OF APPROXIMATELY 93% OF
                                BANKS]

                                CONSENTING NOTEHOLDERS:

                                SIGNATURE BLOCK OMITTED;

                                [EXECUTED BY 883 OF 2449 BONDHOLDERS, AS
                                OF APRIL 25, 2002.]